UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 29, 2007 (November 26, 2007)

CHINA SHEN ZHOU MINING & RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	033-03385-LA	87-0430816
(State of Incorporation)	(Commission File No.)	(IRS Employer ID Number)

No. 166 Fushi Road Zeyang Tower, Shijingshan District, Beijing, China 100043

(Address of principal executive offices)

86-010-68867292

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 26, 2007, China Shen Zhou Mining & Resources, Inc.(the “Company”), through its subsidiary, the Inner Mongolia Xiangzhen Mining Group Co Ltd. (“Xiangzhen Mining”), completed its acquisition of 100% of ownership rights of Tun Lin Limited Liability Company (“Tun Lin”), a Kyrgyz company, from Li Jiaxing and Huang Guan, shareholders of Tun Lin, with receipt of the approval from the authority of the Kyrgyz Republic and the issuance of a share registration certificate which confers the lawful ownership of Tun Lin to Xiangzhen Mining.

Tun Lin has a wholly owned Kyrgyz subsidiary, Kichi-Chaarat Closed Joint Stock Company (“Kichi-Chaarat”).  Upon completion of the acquisition of Tun Lin, the Company indirectly owns 100% of Kichi-Chaarat whose major assets include (i) a license on usage of subsoil for the purpose geological exploration of precious metal and stones within 39500 hectares of Kurutegerek area, and (ii) a licensing agreement and license on usage of subsoil for the purpose of mining precious metal and stones in the land of “Kuru Tegerek” deposit within an area of 9 square kilometers (900 hectares).

The consideration for the acquisition of Tun Lin is USD 10 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

REGISTRANT:

China Shen Zhou Mining & Resources, Inc.

Date: November 29, 2007

By:/s/Xiaojing Yu

Xiaojing Yu,

Chief Executive Officer